Exhibit 10.6

ADOBE SYSTEMS INCORPORATED

Amended 1994 Performance and Restricted Stock Plan

2006 Performance Share Program

Performance Share Maximum Award Agreement

Pursuant to the Maximum Award Grant Notice (“Grant Notice”) and this Performance Share Maximum Award Agreement (“Award Agreement”), Adobe Systems Incorporated (the “Company”) has awarded you, pursuant to its 2006 Performance Share Program (the “Program”) under its Amended 1994 Performance and Restricted Stock Plan (the “Plan”), the Maximum Award as indicated in the Grant Notice.  Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Plan or the Program, as applicable.

The details of your Maximum Award are as follows.

1.             Entitlement to Shares.  Subject to the limitations contained herein and to the provisions of the Program and the Plan, you shall be entitled to receive an Actual Award equal to all or a portion (including none) of the Maximum Award provided that (i) a specified level of applicable Performance Goals is met during the Performance Period and (ii) you continue to render Service to the Company or any other Participating Company in the position in effect on the date when you became a Designated Participant (or a higher position) during the entire Performance Period, and in accordance with (iii) the degree of achievement of applicable Other Performance Goals.  If the Committee does reduce the Actual Award on account of the degree of achievement of applicable Other Performance Goals, you will be awarded a portion (or none) of the shares of Stock subject to the Maximum Award; provided, however, that (i) if a specified level of Performance Goals is not achieved during the Performance Period, you will not receive any shares of Stock, and (ii) the maximum number of shares of Stock that you may receive as an Actual Award will in no event exceed the Maximum Award.  The applicable target and maximum award levels for the applicable Performance Period are set forth in Exhibit A to the Program.

2.             Dividends.  Prior to your receipt of any shares of Stock as an Award, you shall not receive any payment or other adjustment in the number of shares subject to your Maximum Award for dividends or other distributions that may be made in respect of the shares of Stock to which your Maximum Award relates.  Notwithstanding the foregoing, with respect to any election you may make for the deferred receipt of shares of Stock as an Actual Award, any dividends or other distributions that may be made in respect of such shares of Stock after the end of the Performance Period will be paid in the same form issued to other stockholders and will be subject to the terms of your deferral election.

3.             Delivery of Shares.  Provided that you become entitled to an Actual Award in accordance with Section 1 of this Award Agreement, certificates for the shares (the “Certificates”) subject to your Actual Award shall be registered in your name (or your heirs in the case of death) and subject to Section 13 of this Award Agreement, the Certificates representing such shares of Stock will be delivered to you (or your heirs in the case of death) within thirty (30) days following the completion of an independent audit and certification, as described in Section 4(a) of the Program.  Notwithstanding the foregoing, if you elect to defer delivery of the shares of Stock as provided in Section 4 of this Award Agreement, the shares of Stock will be delivered to you on the date or dates that you elect on your Deferral Election Form.  The form of delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

4.             Deferral Election.  If permitted by the Company to do so, you may elect to defer issuance of the shares of Stock that would otherwise be issued pursuant to your Award.  If such deferral election is made, it shall be made in accordance with the following requirements:

(a)           No deferral period shall exceed the maximum period permitted by the Company;

(b)           You must complete a Deferral Election Form (in the form provided by the Company) at such time as the Company shall require, which in no event shall be later than six (6) months prior to the end of the applicable Performance Period; and

(c)           The Board (or appropriate committee thereof) will, in its sole discretion, establish the rules and procedures for such deferrals.

5.             Effect of Leaves of Absence.  Unless otherwise required by law, in the case of a Participant who has taken in excess of thirty (30) days of leaves of absence during a Performance Period, the shares of Stock otherwise deliverable as an Actual Award shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on a leave of absence.

6.             Number of Shares.  The number of shares of Stock subject to your Maximum Award may be adjusted from time to time for capitalization adjustments, as provided in Section 5 of the Plan.

7.             Effect of Change in Control.  Upon a change in control (as defined in the Company’s Executive Severance Plan in Event of Change in Control), the Program shall terminate and an Actual Award will be deemed earned by each Participant expressed as the product of the Actual Award at target level for the entire Performance Period and the number of full or partial months of the Performance Period that has elapsed as of the change in control, divided by 24.  Shares of Stock in respect of such Actual Award will be delivered to the Participant as soon as administratively practical following the change in control; provided, however, that the Company may delay delivery for six (6) months if required to avoid the additional tax under Section 409A of the Code.  You hereby acknowledge that Awards are considered “performance share units” as such term is used in the Company’s Executive Severance Plan in Event of Change in Control and any individual change in control agreements.

8.             Securities Law Compliance.  The grant of your Maximum Award and the issuance of any shares of Stock as an Actual Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities.  You may not be issued any shares of Stock as an Actual Award if the issuance of shares of Stock would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed.  In addition, you may not be issued any shares of Stock as an Actual Award unless (i) a registration statement under the Securities Act shall at the time of issuance be in effect with respect to the shares or (ii) in the opinion of legal counsel to the Company, the shares may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  YOU ARE CAUTIONED THAT THE SHARES MAY NOT BE ISSUED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares as an Actual Award shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to the issuance of any shares as an Actual Award, the Company may require you to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company

9.             Restrictive Legends.  The shares of Stock issued as an Actual Award shall be endorsed with appropriate legends, if any, determined by the Company.

10.          Transferability.  Your Maximum Award is not transferable, except by will or by the laws of descent and distribution.  Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of shares of Stock pursuant to Section 3 of this Award Agreement.

11.          Award not a Service Contract.  Your Maximum Award is not an employment or service contract, and nothing in your Maximum Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Participating Company Group, or on the part of the Participating Company Group to continue such service.  In addition, nothing in your Maximum Award shall obligate the Participating Company Group, their respective stockholders, boards of directors, Officers or Employees to continue any relationship that you might have as an Employee, Director or Consultant for the Participating Company Group.

12.          Unsecured Obligation.  Your Maximum Award is unfunded and you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares of Stock pursuant to this Maximum Award Agreement.

13.          Withholding Obligations.  Regardless of any action taken by the Participating Company Group with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Participating Company Group (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of your Maximum Award, the subsequent sale of shares acquired pursuant to an Actual Award, or the receipt of any dividends and (ii) does not commit to structure the terms of the grant or any other aspect of your Maximum Award to reduce or eliminate your liability for Tax-Related Items.  At the time you receive a distribution of shares of Stock pursuant to an Actual Award, or at any time thereafter as requested by the Participating Company Group, you shall pay or make adequate arrangements satisfactory to the Participating Company Group to satisfy all withholding obligations of the Participating Company Group.  In this regard, at the time you receive a distribution of shares of Stock pursuant to an Actual Award, or at any time thereafter as requested by the Participating Company Group, you hereby authorize withholding of all applicable Tax-Related Items from shares of Stock otherwise deliverable to you as an Actual Award.  Finally, you shall pay to the Participating Company Group any amount of the Tax-Related Items that the Participating Company Group may be required to withhold as a result of your participation in the Plan that cannot be satisfied by the means previously described.  The Participating Company Group shall have no obligation to deliver shares of Stock until you have satisfied the obligations in connection with the Tax-Related Items as described in this section.

14.          Nature of Award.  In accepting your Maximum Award, you acknowledge that:

(a)           the Plan is established voluntarily by the Company; it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan, Program and this Maximum Award Agreement;

(b)           the grant of your Maximum Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Maximum Awards, or benefits in lieu of Maximum Awards, even if Maximum Awards have been granted repeatedly in the past;

(c)           all decisions with respect to future Maximum Award grants, if any, will be at the sole discretion of the Committee;

(d)           your participation in the Plan shall not create a right to further employment with the Participating Company Group and shall not interfere with any ability of the Participating Company Group to terminate your employment relationship at any time with or without cause;

(e)           you are voluntarily participating in the Plan;

(f)            an Actual Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

(g)           in the event that you are not an employee of the Company, your Maximum Award will not be interpreted to form an employment contract or relationship with the Company; and furthermore, your Maximum Award will not be interpreted to form an employment contract with the other members of the Participating Company Group;

(h)           the future value of the shares subject to your Maximum Award is unknown and cannot be predicted with certainty; and

(i)            no claim or entitlement to compensation or damages arises from termination of your Maximum Award or diminution in value of your Maximum Award or shares issued pursuant to an Actual Award resulting from termination of your Service with the

Participating Company Group (for any reason whether or not in breach of applicable labor laws), and you irrevocably release the Participating Company Group from any such claim that may arise.  If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by executing the Grant Notice, you shall be deemed irrevocably to have waived your entitlement to pursue such a claim.

15.          Delivery of Documents and Notices.  Any document relating to participating in the Plan or Program and/or notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Award Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, with postage and fees prepaid, addressed to the other party at the e-mail address, if any, provided for you by a Participating Company or at such other address as such party may designate in writing from time to time to the other party.

(a)           Description of Electronic Delivery.  The Plan and Program documents, which may include but do not necessarily include the Plan prospectus, Grant Notice, Award Agreement and U.S. financial reports of the Company, may be delivered to you electronically.  Such means of delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Committee’s discretion.

(b)           Consent to Electronic Delivery.  You acknowledge that you have read Section 15 of this Award Agreement and consent to the electronic delivery of the Plan and Program documents, as described in Section 15 of this Award Agreement.  You acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost if you contact the Company by telephone, through a postal service or electronic mail at equity@adobe.com.  You further acknowledge that you will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, you understand that you must provide the Company or any designated third party with a paper copy of any documents delivered electronically if electronic delivery fails.  Also, you understand that your consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if you have provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail at equity@adobe.com.  Finally, you understand that you are not required to consent to electronic delivery.

16.          Data Privacy Consent.  You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among the members of the Participating Company Group for the exclusive purpose of implementing, administering and managing your participation in the Plan and Program.

You understand that the Company and the Participating Company Group hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all Awards or any other entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Plan and Program (“Data”).  You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan or Program, that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country.  You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative.  You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom you may elect to deposit any shares of Stock pursuant to an Actual Award.  You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan.  You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative.  You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan or Program.  For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

17.          Headings.  The headings of the Sections in this Award Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Award Agreement or to affect the meaning of this Award Agreement.

18.          Amendment.  The Committee may, without notice, amend, suspend or terminate the Program; provided, however, that no such action may adversely affect any then outstanding Maximum Award unless (i) expressly provided by the Committee and (ii) with the consent of the Participant, unless such action is necessary to comply with any applicable law, regulation or rule.

19.          Miscellaneous.

(a)           The rights and obligations of the Company under your Maximum Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b)           You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)           You acknowledge and agree that you have reviewed your Maximum Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Maximum Award.

20.          Governing Plan Document.  Your Maximum Award is subject to all the provisions of the Plan and Program, the provisions of which are hereby made a part of your Maximum Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan or Program.  In the event of any conflict between the provisions of your Maximum Award and those of the Plan or Program, the provisions of the Plan or Program shall control.  In the event of any conflict between the provisions of the Plan or Program, the provisions of the Plan shall control.

21.          Applicable Law.  This Award Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.